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                                                                EXHIBIT 10.29

                       INTERNATIONAL WIRE HOLDING COMPANY
                      NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into between International Wire Holding Company, a Delaware corporation ("Holdings"), and the undersigned (the "Holder") in connection with the grant of an Option (hereinafter defined) under the INTERNATIONAL WIRE HOLDING COMPANY 1995 STOCK OPTION PLAN (the "Plan").

                              W I T N E S S E T H:

         WHEREAS, the Holder is an employee of Holdings or a subsidiary corporation thereof (subsidiary corporations sometimes referred to herein as "Related Entities"; Holdings and the Related Entities are collectively referred to herein as the "Corporation") in a key position or is an officer and/or director of the Corporation and Holdings desires to grant the Holder an Option through the Plan to purchase shares of Stock (hereinafter defined) of Holdings and Holder desires to accept the Option based upon all of the terms, conditions and covenants, including but not limited to, Holder agreeing to confidentiality, non-competition and non-solicitation of employees of the Corporation.

         NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the agreement between the Corporation and the Holder:

         1. DEFINITIONS. For purpose of this Agreement, the following terms shall have the meanings specified below:

         1.1 "Board of Directors" shall mean the board of directors of Holdings.

         1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.3     "Committee" shall mean the committee appointed pursuant to
Section 2 of the Plan or the Board of Directors, if no committee is appointed.

         1.4 "Confidential Information" shall mean information disclosed to or known by the Holder as a direct or indirect consequence of or through the employment about the Corporation or its respective businesses, products, practices, customers and suppliers. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Holder, (ii) released in writing by the Corporation to the public or intentionally to persons who are not under a similar obligation of confidentiality to the Corporation and who are not parties to this Agreement or a similar agreement, (iii) obtained by Holder from a third party not under a similar obligation of confidentiality to the Corporation, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by the Corporation for the benefit of Holder.
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         1.5     "Disability" shall be construed under the appropriate
provisions of the long-term disability plan maintained for the benefit of employees of the Corporation who are regularly employed on a salaried basis. The determination of a Holder's Disability, and the date of its commencement, shall be determined in good faith solely by the Committee.

         1.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.7 "Fair Market Value" shall mean, if the Stock is traded on one or more established markets or exchanges, the average of the opening and closing prices of the Stock in the primary market or exchange on which the Stock is traded, and if the Stock is not so traded or the Stock does not trade on the relevant date, the value as determined in good faith by the Board of Directors.

         1.8 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.9 "Stock" shall mean Holdings' authorized par value $0.01 per share Common Stock together with any other securities with respect to which Options granted hereunder may become exercisable.

         2. GRANT OF NONSTATUTORY OPTION. Subject to the terms and conditions set forth herein, Holdings grants to the Holder an Option (the "Option") to purchase from Holdings at a price per share (the "Exercise Price") the number of shares of Stock (the "Option Shares") as both are set out on the final page hereof subject to adjustments as provided in Paragraph 9 hereof.
The Option is not intended to be an incentive option within the meaning of
Section 422A of the Code.

         3. NOTICE OF EXERCISE. This Option may be exercised in accordance with Paragraph 8, to purchase all or a portion of the applicable number of Option Shares exercisable by written notice to Holdings as provided in Paragraph 12, which notice shall:

         (a) specify the number of shares of Stock to be purchased at the Exercise Price;

         (b) if the person exercising this Nonstatutory Option is not the named Holder, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Option; and

         (c) be accompanied by (i) payment in full of the Exercise Price in the form of a certified or cashier's check payable to the order of Holdings,
(ii) with the Committee's approval, a promissory note for the full Exercise Price, (iii) with the Committee's approval, payment in the form of shares of Stock owned by the Holder which are of at least equal value to the aggregate exercise price payable in connection with such exercise, (iv) with the Committee's approval, a share or shares of Stock owned by the Holder and/or surrendered for actual or deemed multiple exchanges of shares of Option Shares, or (v) with the Committee's approval, a combination of





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any of (i) - (iv).  The Committee may grant or withhold its approval under any or all of the foregoing in its sole and absolute discretion.

          4. INVESTMENT LETTER. Unless there is in effect a registration statement under the Securities Act, with respect to the issuance of the Option Shares (and, if required, there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act), the Holder (or, in the event of his death, the person exercising the Option) shall, as a condition to his right to exercise the Option, deliver to Holdings an agreement or certificate containing such representations, warranties, and covenants as Holdings may deem necessary or appropriate to ensure that the issuance of shares of Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law. It is understood and agreed that under no circumstance shall Holdings be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of the Option or to issue any Stock in violation of the Securities Act or any applicable state securities law.

          5. TRANSFER AND EXERCISE OF NONSTATUTORY OPTION. The Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Holder's lifetime, only by the Holder. The Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option, contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

          6. STATUS OF HOLDER. This Agreement is not a contract of employment and the terms of the Holder's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Corporation to continue the Holder's employment. The Holder shall not be deemed a stockholder of Holdings with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and issued. Holdings shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Option until there is compliance with all applicable requirements of law and this Agreement.

          7. NO EFFECT ON CAPITAL STRUCTURE. This Option shall not affect the right of Holdings to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize and, by acceptance of this Agreement, Holder agrees that Holder has no standing before any court to object to or contest any such action.





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          8.     CONDITIONS AND SCHEDULE FOR EXERCISE.  Except as otherwise provided herein, all options shall expire no later than ten (10) years from the date of this Agreement, which ten (10) year period is the term of this Agreement. Subject to the provisions of Paragraph 9, Holder shall be entitled to exercise the options granted herein as follows: (a) twenty percent (20%) of the Option Shares may be exercised on or after the first anniversary date of this Agreement, and (b) thereafter, an additional twenty percent (20%) of the Option Shares shall become exercisable upon or after each of the next four (4) anniversary dates of this Agreement. Notwithstanding the provisions of the immediately preceding sentence, (a) all Option Shares shall become exercisable immediately prior to a change of Control (as defined in the Plan) and (b) in the event of the death or determination of Disability of Holder, an additional twenty percent (20%) of the Option Shares (or such lesser number as to cause the total shares subject to exercise not to exceed the total Option Shares) shall become exercisable as of or after the date of death or date of Disability. There shall not be any pro- rata rating of exercisability between anniversary dates.

         All other provisions of this Agreement to the contrary notwithstanding, in the event of the termination of Holder's employment with the Corporation (other than as a result of Holder's death or Disability, or in the event of termination of Holder's employment without good cause (as defined in the Plan) or upon retirement (with the Corporation's prior written consent)), all rights under this Agreement and the Option shall terminate and shall thereupon be null and void effective upon such termination; provided however, any shares of Stock obtained through exercise prior to such effective date in accordance with the terms of this Agreement shall remain the sole and absolute property of the Holder subject to the Repurchase Right set forth in
Section 19.

         In the event of the termination of Holder's employment with the Corporation as a result of Holder's death or Disability, or in the event of the termination of Holder's employment without good cause or upon retirement (with the Corporation's prior written consent), all rights under this Agreement and the Option shall terminate and shall be null and void effective thirty (30) days after such termination of employment (during such thirty (30) day period, Holder shall have the right to exercise Holder's Option with respect to all or any part of the shares of Stock which such Holder was entitled to purchase immediately prior to the date of such termination of employment); provided however any shares of Stock obtained through exercise prior to such effective date of termination of employment in accordance with the terms of this Agreement shall remain the sole and absolute property of the Holder.

          9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. AND ACCELERATION OF EXERCISABILITY. In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock divided, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of Holdings (collectively, a "Reorganization"), the Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Stock are changed into a greater or lesser number of shares of Stock, the number and/or kind of shares and/or, interests subject to an Option and the Exercise Price or value thereof shall be appropriately adjusted by the Committee to give





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appropriate effect to such Reorganization.  Any fractional shares or interests resulting from such adjustment shall be eliminated.

         All of the provisions of this Paragraph to the contrary not withstanding, Holdings shall have the right to grant stock appreciation right agreements, to issue additional stock options and/or to issue additional shares of stock. If any such stock appreciation right agreements are granted, additional stock options issued and/or additional shares of stock are issued to others out of authorized but unissued shares, even though the result of such stock appreciation right





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agreements granted, stock options issued and/or stock issues dilute either the percentage of ownership of the Holder or the value per share of any stock or Option herein granted and, in any such event, Holder's rights hereunder shall not be increased in any way.

         10. COMMITTEE AUTHORITY. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 9 of this Agreement, and any controversy which may arise under this Agreement and/or any paragraph thereof shall be finally determined by the Committee in its sole and absolute discretion.

         11. PLAN CONTROLS. The terms of this Agreement are governed by the terms of the Plan, which is made a part hereof as if fully set forth herein, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         12. NOTICE. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered, sent by mail or sent by overnight courier. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid or next business day after it is sent by overnight courier in each case, addressed to the person who is to receive it. Holdings or Holder may change, at any time and from time to time, by written notice to the other, the address previously so specified. Until changed in accordance herewith, Holdings and the Holder specify their respective addresses as set forth below the signature lines on the last page hereof.

         13. CERTIFICATE RETENTION. In the event that Holder gives notice of exercise in whole or in part in accordance with the provisions of this Agreement, Holdings shall have the right to demand that the Holder execute and deliver a Stock Power to Holdings and to then issue the certificate and to hold the certificate in Holdings' possession together with the Stock Power so to assure protection of Holdings' Repurchase Right.

         14. AWARD INFORMATION CONFIDENTIAL. As partial consideration for the granting of this Option, the Holder agrees that Holder will keep confidential all information and knowledge that Holder has relating to the manner and amount of participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         15. TAX WITHHOLDING. By acceptance hereof, Holder hereby (i) agrees to reimburse the Corporation by which Holder is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such Corporation in respect of Holder's exercise of all or a portion of the Option; (ii) authorizes the Corporation by which the Holder is





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employed to withhold from any cash compensation paid to the Holder or in the
Holder's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Corporation by which the Holder is employed, in respect of the Holder's exercise of all or a portion of the Option; and (iii) agrees that Holdings may, in its discretion, hold the stock certificate to which Holdings is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a fair market value on the date of exercise which is equal (in the judgment of such corporation) to the amount to be withheld.

         16. CONFIDENTIAL INFORMATION. As partial consideration of the granting of this Option, the Holder agrees that during Holder's employment with the Corporation or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Holder will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Corporation, in any manner whatsoever, any Confidential Information of the Corporation or any direct or indirect subsidiary or parent of the Corporation without the prior written consent of the Chairman of the Board of Holdings.

         17. AGREEMENT NOT TO COMPETE. As partial consideration of the granting of this Nonstatutory Option, Holder agrees:

         (a) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event that the Holder is terminated for Cause or voluntarily terminates employment with the Corporation prior to the expiration of the term of this Agreement, Holder hereby agrees that for a period of one (1) year following such termination, he shall not, either in Holder's own behalf or as a partner, officer, director, employee, agent or shareholder engage in, invest in or render services to any person or entity engaged in the businesses in which the Corporation or any subsidiary of the Corporation is then engaged and situated within the United States of America. Nothing contained in this Section 17(a) shall be construed as restricting the Holder's right to sell or otherwise dispose of any business or investments owned or operated by the Holder as of the date hereof.

         (b) TERMINATION WITHOUT CAUSE OR FOR DISABILITY. In the event that the employment of the Holder is terminated by the Corporation without Cause or as a result of the total disability of the Holder, Holder hereby agrees that only during the period that the Holder accepts continued disability and/or severance compensation payments from the Corporation, he shall not, either in Holder's own behalf or as a partner, officer, director, employee, agent or shareholder engage in, invest in or render services to any person or entity engaged in the businesses in which the Corporation is then engaged and situated within the United States of America. Nothing contained in this
Section 17(b) shall be construed as restricting the Holder's right to sell or otherwise dispose of any business or investments owned or operated by the Holder as of the date hereof.





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         18.     AGREEMENT NOT TO SOLICIT EMPLOYEES.  Holder agrees that, for a period of two (2) years following the termination of Holder's employment by the Corporation, Holder shall not, for Holder or on behalf of any business engaged in a business competitive with the Corporation, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any





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agent of the Corporation to terminate employment or agency, as the case may be, with the Corporation.

         19. REPURCHASE RIGHT. If Holder's employment with the Corporation terminates for any reason at any time (other than as a result of Holder's death or Disability, or in the event of termination of Holder's employment without good cause (as defined in the Plan) or upon retirement (with the Corporation's prior written consent)), Holdings and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and if an Option is exercised, Holder (or the Holder's executor or the administrator of Holder's estate, in the event of the Holder's death, or Holder's legal representative in the event of the Holder's incapacity (hereinafter, collectively with such Holder, the "Grantor")) shall sell to Holdings and/or its assignee(s), all or any portion (at Holding's Option) of the shares of Stock and/or exercised Options held by the Grantor (such shares of Stock and exercised Options collectively being referred to as the "Purchasable Shares").

         Holdings shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year from the date of the termination of the Holder's employment. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value (as defined in the Plan) per share of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

         The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Stock, the Fair Market Value per share times the number of shares being purchased, and in the case of any Option, the Fair Market Value per share times the number of vested shares subject to such Options which are being purchased, less the applicable per share Option exercise price. The purchase price shall be paid in cash.
The closing of such purchase shall take place at Holding's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance or any Purchasable Shares by the scheduled closing date, at the option of Holdings, the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

         To assure the enforceability of Holding's rights under this Paragraph 19, each certificate or instrument representing Stock or an Option held by Holder and/or the certificate or instrument shall bear a conspicuous legend in substantially the following form:





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         "THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO
         THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE INTERNATIONAL WIRE HOLDING COMPANY 1995 STOCK OPTION PLAN AND A NONSTATUTORY STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

         Holding's rights under this Section 19 shall terminate upon the consummation of an underwritten public offering of the Stock, registered and effective under the Securities Act of 1993, as amended, pursuant to which Holdings receives aggregate cash sales proceeds, before underwriting discount, of at least $25 million or such lesser amount as the Committee shall determine.

         20. SUCCESSORS. Except as otherwise provided herein, this Agreement is binding on and enforceable by the heirs, successors, and assigns of the parties.


         21. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, except to the extent that Delaware Law is preempted by Federal Law.

         IN WITNESS WHEREOF, Holdings has caused this Agreement to be executed and the Holder has hereunto set Holder's hand as of the 8th day of November, 1995.


HOLDINGS:                           INTERNATIONAL WIRE HOLDING COMPANY



                                    By: /s/ JAMES N. MILLS
                                       --------------------------------------
                                        James N. Mills
                                        Chairman and Chief Executive Officer
                                        101 South Hanley
                                        St. Louis, Missouri 63105



HOLDER:                                 /s/ RODNEY D. KENT
                                       --------------------------------------
                                        Rodney D. Kent
                                        3859 Pratt Drive
                                        Oneida Castle, NY 13421





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Number of Option Shares subject to the grant in Paragraph 2 hereof is four hundred thousand (400,000) and the Exercise Price is One and 00/100 Dollar ($1.00) per share.







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